Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------
Buckeye Florida Corporation                          Delaware
       BFC 2 Inc.                                    Florida
       BFC 3 LLC                                     Delaware
       BFOL 2 Inc.                                   Florida
       BFOL 3 LLC                                    Delaware
Buckeye Florida, Limited Partnership                 Delaware
Buckeye S. A.                                        Switzerland
Buckeye Lumberton Inc.                               North Carolina
       Buckeye Mt. Holly LLC                         Delaware
       BKI Holding Corporation                       Delaware
       BKI Asset Management Corporation              Delaware
       BKI Lending Inc.                              Delaware
       BKI Finance Corporation                       Tennessee
Buckeye Canada Co.                                   Canada
Buckeye Nova Scotia Co.                              Canada
Buckeye Canada                                       Canada
Buckeye Technologies Ireland Ltd.                    Ireland
Merfin Systems Inc.                                  Delaware
BKI International Inc.                               Delaware
       Buckeye France SARL                           France
       Buckeye Iberia S.A.                           Spain
       Buckeye Italia S.r.l.                         Italy
       Buckeye (U.K.) Limited                        United Kingdom
Buckeye Finland OY                                   Finland
Buckeye Holdings GmbH                                Germany
       Buckeye Technologies GmbH                     Germany
       Buckeye Steinfurt GmbH                        Germany
BKI South America LLC                                Delaware
       Buckeye Americana Ltda.                       Brazil
Buckeye Technologies Canada Inc.                     Delaware
Buckeye Building Fibers, LLC                         Delaware